UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   February 16, 2012

Joe’s Jeans Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

2340 S. Eastern Avenue, Commerce, California	90040
(Address of Principal Executive Offices)	(Zip Code)

(323) 837-3700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           Compensation Arrangements

On February 16, 2012, the Compensation Committee of the Board of Directors of Joe’s Jeans, Inc. (the “Company”) approved a grant of restricted stock to Marc Crossman in connection with the Amended and Restated 2004 Stock Incentive Plan (the “Plan”) and the terms and conditions of the Executive Employment Agreement entered into by and between the Company and Mr. Crossman in the amount of 670,781 shares that vests 1/3 on each anniversary date of the grant in 2013, 2014 and 2015, respectively.  The restricted stock grant is subject to the terms and conditions of the Plan and applicable award agreement to be executed by Mr. Crossman, a form of which is filed herewith and incorporated herein by reference.  In addition, also in accordance with the terms and conditions of the Executive Employment Agreement, the Compensation Committee awarded Mr. Crossman, as President and Chief Executive Officer, a bonus in the amount of $184,313 for his service.

ITEM 9.01       Financial Statements and Exhibits

(d)         Exhibits.

Exhibit
Number	Description

10.1	Amended and Restated 2004 Stock Incentive Plan (incorporated by reference to the previously filed Proxy Statement filed on September 19, 2011)

10.2	Form of Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOE’S JEANS INC.
(Registrant)

Date: February 17, 2012	By:	/s/ Marc Crossman
Marc Crossman
President, Chief Executive Officer, and Director
(Principal Executive Officer)

Exhibit Index

Exhibit
Number	Description

10.1	Amended and Restated 2004 Stock Incentive Plan (incorporated by reference to the previously filed Proxy Statement filed on September 19, 2011)

10.2	Form of Restricted Stock Agreement